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                                                                    EXHIBIT 11.1

                              SANMINA CORPORATION

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
             FOR THE YEARS ENDED SEPTEMBER 30, 1997, 1996 AND 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                                        PRIMARY     FULLY DILUTED
                                                                        -------     -------------
YEAR ENDED SEPTEMBER 30, 1997
Net income............................................................  $40,902        $40,902
Add interest expense on convertible subordinated debentures, net of
  tax.................................................................       --          3,101
                                                                        -------        -------
                                                                        $40,902        $44,003
                                                                        =======        =======
Weighted average shares outstanding...................................   17,104         17,104
Net effect of dilutive stock options..................................    1,265          1,538
Assumed conversion of subordinated debentures                                --          3,059
                                                                        -------        -------
Common and common equivalent shares used in computing per share
  amounts.............................................................   18,369         21,701
                                                                        =======        =======
Net income per share..................................................  $  2.23        $  2.03
                                                                        =======        =======
YEAR ENDED SEPTEMBER 30, 1996
Net income............................................................  $28,095        $28,095
Add interest expense on convertible subordinated debentures, net of
  tax.................................................................       --          3,151
                                                                        -------        -------
                                                                        $28,095        $31,246
                                                                        =======        =======
Weighted average shares outstanding...................................   16,657         16,657
Net effect of dilutive stock options..................................      875          1,096
Assumed conversion of subordinated debentures                                --          3,059
                                                                        -------        -------
Common and common equivalent shares used in computing per share
  amounts.............................................................   17,532         20,812
                                                                        =======        =======
Net income per share..................................................     1.60           1.50
                                                                        =======        =======
YEAR ENDED SEPTEMBER 30, 1995
Net income............................................................   16,954         16,954
Add interest expense on convertible subordinated debentures, net of
  tax.................................................................       --            396
                                                                        -------        -------
                                                                        $16,954        $17,350
                                                                        =======        =======
Weighted average shares outstanding...................................   16,204         16,204
Net effect of dilutive stock options..................................      608            802
Assumed conversion of subordinated debentures.........................       --            386
Common and common equivalent shares used in computing per share
  amounts.............................................................   16,812         17,392
                                                                        =======        =======
Net income per share..................................................  $  1.01        $  1.00
                                                                        =======        =======
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